Exhibit 10.1

                                    CONTRACT
                                     BETWEEN
     THE NEW YORK STATE OFFICE OF CYBER SECURITY AND CRITICAL INFRASTRUCTURE
     -----------------------------------------------------------------------
                              COORDINATION (CSCIC)
                              --------------------
                                       AND
                               PLANGRAPHICS, INC.
                                       FOR
     The Design, Development and Implementation of a Critical Infrastructure
             Load and Update Application and an Inquiry Application
                            CSCIC CONTRACT # C002410

     THIS CONTRACT, (hereinafter the "CONTRACT") is made by and between the State of New York (hereinafter "the State"), acting by and through the New York State Office Of Cyber Security and Critical Infrastructure Coordination hereinafter "CSCIC"), it successors and assigns, with offices located at 30 South Pearl Street, Albany, New York 12207-3425, and PlanGraphics, Inc.("Contractor"), a Maryland business corporation, its successors and assigns, with a principal place of business at 112 East Main Street, Frankfort, Kentucky 40601-2314.

                              W I T N E S S E T H:

     WHEREAS, CSCIC wishes to CONTRACT for the design, development and implementation of a Critical Infrastructure Load/Update and Inquiry Application including all requirements and all optional components as specified in attachment J to RFP 04-001; and

     WHEREAS, the Contractor is PlanGraphics, Inc and the Parties therefore wish to enter into a CONTRACT for said services

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the Parties do agree as follows:

1.   DEFINITIONS:

     The following terms when used in any part of this CONTRACT shall have the meanings indicated below:

1.1. CONTRACT shall mean this document, including all Appendices and Attachments now or hereafter issued or expressly made a part hereof.

1.2. Contractor shall mean the Contractor listed in the first introductory paragraph of this CONTRACT, and also may be referred to as vendor.

1.3. CSCIC shall mean New York State Office of Cyber Security and Critical Infrastructure Coordination or its successor, which will be obtaining the services in accordance with the provisions set forth in this CONTRACT.

1.4. CSCIC Project Manager shall mean the CSCIC employee or consultant supervising the Contractor and the projects that are the subject of this CONTRACT.

1.5. Parties shall mean CSCIC or the State, and Contractor.

1.6. State shall mean the State of New York and its various boards, agencies, departments, commissions and offices, including CSCIC.

1.7. Term shall mean the periods during which this CONTRACT shall be effective, as specified in Section 5 of this CONTRACT.

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2.   OVERVIEW/STRUCTURE OF CONTRACT/MERGER OF DOCUMENTS:

     The term "CONTRACT" shall be deemed inclusive of the following Appendices and Attachments, as if merged and set forth herein in full:

     2.1 Appendix A: "Standard Clauses for New York State CONTRACTs", attached hereto as a separate exhibit;

     2.2  This CONTRACT and its Attachments;
          ----------------------------------

     2.3  CSCIC RFP 04-001 and its Attachments;
          -------------------------------------

     2.4  Contractor's Proposal and its Attachments.
          ------------------------------------------

3.   INCONSISTENCIES:
     ----------------

     The Parties agree that, with regard to any inconsistencies that might arise between various documents incorporated in this CONTRACT, the following order of precedence shall be used:

     3.1  Appendix A;

     3.2  This CONTRACT, to the extent not in conflict with Appendix A;
          -------------

     3.3  CSCIC RFP 04-001, to the extent not in conflict with 3.1 or 3.2 above;
          ----------------

     3.4  Contractor's Proposal, to the extent not in conflict with 3.1, 3.2 or
          3.3 above.

4.   CONTRACT PROCESS:
     -----------------

     4.1 The Parties hereby record their understanding regarding the practices and procedures to be followed to process and implement this CONTRACT as negotiated between the Parties.

     4.2 The Parties agree and acknowledge that this CONTRACT represents the final CONTRACT documents, which the Parties desire to execute in accordance with their usual practices. It is hereby agreed that Contractor shall execute first in the presence of a notary public. The State of New York shall then process the CONTRACT, in the following order, for the following review and approvals:
          4.2.1 The Office of Cyber Security and Critical Infrastructure Coordination;
          4.2.2 The Office of the Attorney General;
          4.2.3 The Office of the State Comptroller.

     4.3 The Parties hereby acknowledge that this CONTRACT shall not be binding until all of the above referenced approvals have been obtained.

5.   TERM AND TERMINATION:
     ---------------------

     5.1 Term. The term for this CONTRACT will be for a period beginning upon approval hereof by the Attorney General and the State Comptroller and ending September 30, 2005.

     5.2 Renewal. If CSCIC provides notice to the Contractor of its election to renew the term of this CONTRACT, no later than 90 days prior to the end of the CONTRACT Period, this CONTRACT shall automatically renew for a one (1) year term ("Renewal Period"). Two one year Renewal Periods may commence in succession in accordance with the notice provision of this paragraph upon completion of the CONTRACT and all fees, terms and conditions shall be consistent with the fees terms and conditions contained herein.

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     5.3  Termination
          -----------

          5.3.1 CSCIC shall be allowed to terminate this CONTRACT for convenience upon thirty (30) days notice to Contractor. If this CONTRACT is terminated for the convenience of CSCIC, Contractor will be paid for the services performed to the date of such termination plus a maximum of two (2) weeks of time and materials as needed to close out the project.
          5.3.2 CSCIC shall be allowed to terminate this CONTRACT for cause, pursuant to the default provisions in Section 15 of this CONTRACT.

6.   PAYMENTS PROCESSING:
     --------------------

     6.1 Upon the acceptance, by CSCIC, of each deliverable the Contractor shall submit to CSCIC appropriate invoices with full supporting detail(s) as specified by CSCIC, which payments are due and payable within thirty (30) days after delivery to CSCIC. Invoices must include, at a minimum, documentation consistent with the payment requirements expressed in CSCIC RFP 04-001 Section 7 PAYMENT. The State's payment obligations shall be governed by the provisions of the New York State Finance Law. Invoices must include a reference to this CONTRACT # C002410 .

     6.2  Invoices must be remitted to the following address:

                                    NYS Office of General Services
                                    Financial Administration
                                    Attn: Claims Unit
                                    PO Box 2117
                                    Empire State Plaza Station
                                    Albany, NY 12220

     6.3 Any late charges that accrue on any payments due under this CONTRACT shall be calculated in accordance with the provisions of Article XI-A of the New York State Finance Law.

7.   TAXES:
     -----

     7.1 CSCIC represents that the purchases on behalf of the State of New York are not subject to any state or local sales or use taxes, or to federal excise taxes.

     7.2 Contractor remains liable and solely responsible without exemption for social security, unemployment insurance and other taxes to which Contractor is subject.

8.   SCOPE OF SERVICES:
     ------------------

     The Contractor will provide a Critical Infrastructure Load and Update Application and Inquiry Application and all optional components and deliverables in compliance with the technical requirements as specified in Attachment J of CSCIC's RFP 04-001, attached hereto and made a part of as if set forth in full.

9.   CHANGE IN SCOPE OF SERVICES:
     ----------------------------

     In the event that the Parties agree that it is necessary, during the term of this CONTRACT, to change the scope of the services described in this CONTRACT, the following change control process will be utilized:

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     9.1  A written description of the changes (Change in Scope) will be prepared jointly by Contractor and CSCIC.

     9.2 The document will describe the change, the rationale for the change, and specify any change in the charges, estimated schedule, or other terms.

     9.3 The Change in Scope shall indicate the detailed increase or decrease in cost, if any, and any impact of the change request upon the planned deliverables.

     9.4 The Change in Scope must be signed by both Contractor and CSCIC, and approved by the appropriate control agencies of the State, to authorize implementation of proposed changes.

     9.5 If the proposed Change in Scope is not acceptable to CSCIC, the proposal will not be implemented.

10.  CONSIDERATION:
     --------------

     In return for timely performance by Contractor for the design, development, implementation and acceptance of the Critical Infrastructure Load/Update and Inquiry Applications and optional components, the Contractor shall receive the following consideration based on the deliverables identified below:

     10.1 75% of the total bid cost of the Load and Update Module upon completion, delivery, installation and acceptance of the Load and Update Module.

     10.2 75% of the total bid cost of the Inquiry Module upon completion, delivery, testing and acceptance of the Inquiry Module, including the browse and search interface to the Data Catalog.

     10.3 75% of the total bid cost of the operational procedures, system documentation and user training materials associated with the Data Catalog interfaces, the Load and Update Module, and the Inquiry Module upon completion, delivery and acceptance of the operational procedures, system documentation and user training materials associated with the Data Catalog interfaces, the Load and Update Module, and the Inquiry Module.

     10.4 75% of the total bid cost for the Advanced SDW Search Engine optional deliverable upon completion, delivery and acceptance of the Advanced SDW Search Engine optional deliverable, provided CSCIC has elected to exercise this option.

     10.5 Payments for the Staffing Support optional deliverable will be made periodically, but no less than monthly, based on hours worked (not to exceed 600 billable hours) and documented in invoices, provided CSCIC has elected to exercise this option.

     The balance of payments for Section 10.1 through 10.4 will be paid within thirty (30) days of the completion, delivery and acceptance of all required deliverables and all optional components and deliverables as specified in Attachment J of RFP 04-001. The total cost to CSCIC will be $1,750,000 for all deliverables including all optional components as specified in Attachment J of RFP 04-001.

11.  QUIET USE AND ENJOYMENT:
     ------------------------

     In the event of a dispute arising from this CONTRACT, the State shall continue to be able to enjoy the benefit of the services of the Contractor while the dispute is resolved.

                                       4

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12.  MOST FAVORED PRICING STATUS:
     ----------------------------

     The Contractor warrants that pricing offered to CSCIC is the same as or lower than that offered to other customers that are similarly situated with respect to products and Contract Services.

13.  CONFLICT OF LAW:
     ----------------

     This CONTRACT shall be governed by the laws of the State of New York in the event of any controversy or breach of CONTRACT cause of action that may arise.

14.  ACCESS TO AND AUDIT OF CONTRACT RECORDS:
     ----------------------------------------

     14.1 The Contractor shall promptly notify CSCIC of any request by anyone for access to any records maintained pursuant to this Contract. Access by the Contractor's regular outside auditors to the Contractor's financial records, pursuant to regularly scheduled or routine audits or inspection of the Contractor, shall not require notification to CSCIC provided that rights of confidentiality or proprietary interests are preserved.

     14.2 The Contractor shall be responsible for assuring that the provisions in this Section shall apply to any subcontract related to performance under this Contract.

15.  CONTRACTOR'S REPRESENTATIONS & WARRANTIES:
     ------------------------------------------

     15.1 Contractor warrants and represents that the Contractor agrees to perform the terms of this CONTRACT including to design, develop and implement the Critical Infrastructure Load/Update and Inquiry Applications required in connection therewith, in accordance with all of the conditions, covenants, statements and representations contained herein and in the attached appendices during the CONTRACT term.

     15.2 Based upon utilization of the software configuration as agreed by the parties in the system documentation, the Contractor further warrants that any application software coding that it performs under this Agreement will, for a period of one (1) year from the end of the contract term (Warranty Period), continue to perform to specificationfor the specific configuration referenced above. During the warranty period if the application coding fails to conform to specifications, the Contractor shall correct such non-conformance at no additional.

     15.3 Limited by rights and terms of third parties arising from purchase of
          - their products, the Contractor warrants full ownership, clear title or perpetual license rights to any and all tangible or intangible products furnished, used or modified by the Contractor or third parties on behalf of CSCIC, and the Contractor shall be solely liable for the full cost of acquisition associated therewith. The Contractor shall provide CSCIC with appropriate documentation indicating the vesting of such rights in the Contractor, and/or the right to transfer or transfer of such rights, as requested by CSCIC. The cost of obtaining such rights for continued perpetual use of such product(s) by CSCIC upon project completion shall be deemed to have been included by the Contractor in its proposal. Such products include, without limitation, all hardware, commodities, custom programming or third party software, training modules, printed materials, source codes, or any other products or services furnished pursuant to this Contract. The Contractor will fully indemnify CSCIC and the State for any loss, damages or actions arising from a breach of any warranty arising here under without limitation.

16.  DISPUTE RESOLUTION:
     -------------------

     16.1 CSCIC and the Contractor shall, in good faith and in a timely manner, attempt to resolve all disputes arising under the Contract. CSCIC and the Contractor agree to the use of the following procedures should a dispute arise concerning their rights and responsibilities under this
          Contract:

                                        5

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     16.1.1   CSCIC and the Contractor's staffs shall be given the first opportunity to resolve the dispute.

     16.1.2 Each Party shall designate a representative for dispute resolution and immediately notify the other Party upon Contract approval who the dispute resolution representative is.

     16.1.3 Any dispute relating to the performance of this Contract shall be identified in writing and submitted to the dispute resolution representatives for a decision.

     16.1.4 The dispute resolution representatives shall work cooperatively and in good faith to resolve the problem, render a decision in writing, and furnish copies of the decision to CSCIC and the Contractor's senior level management staff.

     16.1.5 CSCIC and the Contractor shall complete the steps specified in Sections 16.1.1 - 16.1.4 of this Contract within ten (10) business days of receipt of written notice by either Party that a dispute exists.

     16.1.6 If the dispute resolution representatives cannot resolve the dispute, either or both Parties may submit the dispute to the Deputy Director of CSCIC or his or her designee for a resolution.

     16.1.7 The Deputy Director of CSCIC or his or her designee shall render a decision within fifteen (15) business days of receipt of a written request for resolution.

     16.1.8 If the Contractor does not agree with the decision of the Deputy Director of CSCIC it may then pursue its legal remedies, but it is specifically agreed that any and all reports made by the Deputy Director upon the disagreement at issue shall be admissible in accordance with the rules of evidence in any court action taken with respect to the matter.

     16.1.9 During the course of any dispute, or if the Contractor pursues any legal or equitable remedy, it shall continue to provide Contract Services according to the Contract until such legal proceeding is concluded, or an injunction is issued, provided CSCIC continues to make the required payments under the Contract, less any amount attributable to the disputed work.

     16.2 This Dispute Resolution Clause does not apply to any dispute that involves delay, acceleration, interference or any other act or omission constituting a breach of contract; any matter relating to extensions of time; or liquidated damages; or any termination for cause or convenience.

17.  ASSURANCES:
     -----------

     17.1 The Contractor represents and warrants that: it is duly organized, validly existing, and in good standing under the laws of the State of New York, it has the power and authority to enter into this Contract and to carry out its obligations hereunder; and this Contract has been duly authorized by all requisite action on its part, constituting the valid, legal, and binding agreement of the Contractor enforceable in accordance with its terms.

     17.2 The Contractor agrees that it will perform its obligations hereunder in accordance with all applicable laws, rules and regulations now or hereafter in effect.

     17.3 The Contractor warrants and affirms that the terms of this Contract do not violate any contract to which it is a party and that its other contractual obligations will not adversely affect its ability to perform under this Contract.

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18.  INDEMNIFICATION AND ALLOCATION OF LIABILITIES:
     ----------------------------------------------

     Contractor shall fully indemnify and hold harmless the State and CSCIC, for up to two (2) times the total receipts of the contract, from suits, actions, damages and costs of every type and description relating to personal injury, damage to real or personal property, or any other claim for direct damages arising as a result of acts or omissions of Contractor, its officers, employees or agents except to the extent caused by the negligence of the State or CSCIC. CSCIC does not agree to any indemnification provisions in any documents attached hereto that require CSCIC or the State of New York to indemnify or hold harmless Contractor or third parties. Notwithstanding anything to the contrary in this CONTRACT, CSCIC shall not be liable to the contractor for any special, consequential, or punitive damages, or loss of profits or revenues, whether such damages are alleged as a result of tort (including strict liability) CONTRACT, warranty, or otherwise, arising out of or relating to CSCIC's acts or omissions under this CONTRACT. Contractor will provide a one-year warranty for all software application coding developed by the contractor in response to the RFP technical requirements. Contractor also remains liable for direct damages attributable to their respective negligence, misconduct and omissions without limitation.

19.  INDEMNITY RELATING TO THIRD PARTY RIGHTS:
     -----------------------------------------

     19.1 Contractor shall indemnify and hold the State harmless from and against any and all damages, expenses (including reasonable attorneys' fees), claims, judgments, liabilities and costs for a maximum amount of up to two times the total receipts anticipated by Contractor which may be finally assessed against the State in any action for infringement or a United States Letter of Patent, or any copyright, trademark, trade secret or other third party proprietary right in relation to the services provided herein, except to the extent such claims arise from the State's gross negligence or willful misconduct, provided that the State shall give the Contractor: (i) prompt written notice of any action, claim or threat of infringement or other suit,
          (ii) the opportunity to take over, settle or defend such action, claim or suit at Contractor's sole expense, and (iii) assistance in the defense of any such action at the expense of Contractor.

     19.2 In the event that an action at law or in equity is commenced against the State arising out of a claim that the State's use of the Contractor's services under this CONTRACT in any way infringes any patent, copyright or proprietary right and Contractor is of the opinion that the allegations in such action in whole or in part are not covered by the indemnification and defense provisions set forth in this CONTRACT, Contractor shall immediately notify the State and the Office of the Attorney General in writing and shall specify to what extent Contractor believes it is obligated to defend and indemnify under the terms and conditions of this CONTRACT. Contractor shall in such event protect the interests of the State and secure a continuance to permit the State to appear and defend its interests in cooperation with Contractor as is appropriate, including any jurisdictional defenses the State may have.

20.  FORCE MAJEURE:
     --------------

     Neither party will be liable for losses, defaults, or damages under this CONTRACT which result from delays in performing, or inability to perform, all or any of the obligations or responsibilities imposed upon it pursuant to the terms and conditions of this CONTRACT, due to or because of acts of God, the public enemy, acts of government, earthquakes, floods, strikes, civil strife, fire or any other cause beyond the reasonable control of the party that was so delayed in performing or so unable to perform provided that such party was not negligent and shall have used reasonable efforts to avoid and overcome such cause. Such party will resume full performance of such obligations and responsibilities promptly upon removal of any such cause.

21.  DEFAULT:
     --------

     21.1 If either party breaches a material provision of this CONTRACT, which breach remains uncured for a period of thirty (30) days after written notice thereof from the other party specifying the breach (or if such breach cannot be completely cured within the thirty (30) day period, such longer period of time provided that the breaching party proceeds with reasonable diligence, as determined by the State, to completely cure the breach) or if Contractor shall cease conducting business in the normal course, become insolvent, make a general assignment for the benefit of creditors, suffer or permit the appointment of a receiver

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          for its business or assets or shall avail itself of or become subject to any proceeding under the Federal Bankruptcy Act or any statute of any state relating to insolvency or the protection of rights of creditors, then and in any such event, CSCIC, at its option, terminate this CONTRACT upon ten (10) days written notice and exercise such other remedies as shall be available under this CONTRACT, at law and/or equity.

     21.2 No delay or failure to exercise any right, power or remedy accruing to either party upon breach or default by the other under this CONTRACT shall impair any such right, power or remedy, or shall be construed as a waiver of any such right, power or remedy nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default. All waivers must be in writing.

     21.3 If, due to default that remains uncured for the period provided herein, a third party shall commence to perform Contractor's obligations under this CONTRACT, the State shall thereafter be released from all obligations to Contractor hereunder, including any obligation to make payment to Contractor, provided however that the State shall continue to be obliged to pay for any and all Services provided prior to any such date, and if any lump-sum payment has been made, the State shall be entitled to a pro-rata refund of such payment. If the State employs a third party to perform Contractor's obligations under this CONTRACT, Contractor shall be liable for the payment of any cost differential that the State incurs as a result of having to employ such third party to cure or resolve the issue.

22.  SECURITY, NONDISCLOSURE AND CONFIDENTIALITY:
     --------------------------------------------

     The Contractor shall maintain the security, nondisclosure and confidentiality of all information in accordance with the following clauses in performance of its activities under this CONTRACT:

     22.1 Security Procedures:
          --------------------

          Contractor will comply fully with all security procedures of the State communicated in writing to it in the performance of this CONTRACT. Contractor must warrant to CSCIC that all individuals, including its subcontractors, engaged in this project have undergone all security reviews equal to or greater than employees of the Contractor. Contractor further agrees that its officers, agents, employees and subcontractors engaged in this project may be required to undergo at least the same security reviews as are required of the employees of CSCIC.

     22.2 Nondisclosure and Confidentiality:
          ----------------------------------

          Except as may be required by applicable law or a court of competent jurisdiction, the Contractor, its officers, agents, employees, and subcontractors shall maintain strict confidence with respect to any Confidential Information to which the Contractor, its officers, agents, employees, and sub-Contractors have access. This representation shall survive termination of this CONTRACT. For purposes of this CONTRACT, all State information of which Contractor, its officers, agents, employees, and subcontractors becomes aware during the course of performing services for the State shall be deemed to be Confidential Information (oral, visual or written). Notwithstanding the foregoing, information that falls into any of the following categories shall not be considered Confidential Information:

          22.2.1 Information that is previously rightfully known to the receiving party without restriction on disclosure;

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          22.2.2 Information that becomes, from no act or failure to act on the part of the receiving party, generally known in the relevant industry or is in the public domain; and

          22.2.3 Information that is independently developed by Contractor without use of Confidential Information of the State.

          Contractor shall hold the State harmless from any loss or damage to the State resulting from the disclosure by the Contractor, its officers, agents, employees, and subcontractors of such Confidential Information.

23.  PRESS RELEASES, CONFERENCES AND TRAINING:
     -----------------------------------------

     Contractor agrees that no brochure, news/media/press release, public announcement, memorandum or other information of any kind regarding this CONTRACT shall be disseminated in any way to the public, nor shall any presentation be given regarding this CONTRACT without the prior written approval by the undersigned or the undersigned's designee from CSCIC, which written approval shall not be unreasonably withheld or delayed provided, however, that Contractor shall be authorized to provide copies of this CONTRACT and answer any questions relating thereto to any State or Federal regulators or, in connection with its financial activities, to financial institutions for any private or public offering. Contractor may provide ongoing opportunities for training and State may participate in same and conferences where information about the projects associated with this CONTRACT may be addressed, discussed or otherwise disseminated at the discretion of CSCIC at no additional cost to CSCIC.

24.  PUBLIC INFORMATION:
     -------------------

     Disclosure of items related to this CONTRACT shall be permitted consistent with the laws of the State of New York and specifically the Freedom of Information Law (FOIL) contained in Section 87 of the Public Officers Law. The State shall take reasonable steps to protect from public disclosure any of the records relating to this contract that are otherwise exempt from disclosure under that statute. Information constituting trade secrets, for purposes of FOIL, must be clearly marked and identified as such upon submission. If the Contractor intends to seek an exemption from disclosure of these materials under FOIL, the Contractor shall, at the time of submission, request the exemption in writing and provide an explanation of why the disclosure of the identified information would cause substantial injury to the competitive position of the Contractor. Acceptance of the identified information by the State does not constitute a determination that the information is exempt from disclosure under FOIL. Determinations as to the availability of the identified information will be made in accordance with FOIL at the time a request for such information is received by the State.

25.  USE RESTRICTIONS AND INTELLECTUAL PROPERTY:
     -------------------------------------------

     This CONTRACT clarifies that all work by the Contractor for CSCIC is intended as work for hire. The parties agree that the Contractor work is specially ordered and commissioned for use as contributions to a collective work, or is other such work as specified by Section 101(2) of the U.S. Copyright Act [17 U.S.C. 101(2)], and is intended to be a work for hire that is made for the use and ownership of the State of New York and CSCIC. Furthermore, the State of New York and Contractor agree that the State of New York and the contractor have a perpetual and non-exclusive right to use all work or products produced as a result of this contract for all lawful purposes. The contractor's ability to use the work or products produced includes the ability to resell these works or products, exclusive of any of the State's confidential information obtained as a result of work on this CONTRACT. In the case that the vendor uses Commercial Off-the-shelf Products (COTS) for the delivered solution CSCIC will purchase and use the required licenses within the Terms and Conditions identified above. Where the vendor provides unique custom software solutions CSCIC retains the right to use, reproduce, adapt and distribute the custom software components including but not limited to utilities, interfaces, templates, subroutines, algorithms, formulas, source code and object code for its own business purposes. Contractor warrants to the State of New York and CSCIC that neither the contractor, nor any of its subcontractors or their employees, will now or in the future take any action that prohibits or otherwise limits the right of the State of New York or CSCIC to use all work or products produced as a result of this contract in perpetuity.

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26.  ENTIRE AGREEMENT:
     -----------------

     This CONTRACT constitutes the entire agreement between the Parties thereto and no statement, promise, condition, understanding, inducement or representation, oral or written, expressed or implied, which is not contained herein shall be binding or valid and this CONTRACT shall not be changed, modified or altered in any manner except by an instrument in writing executed by both Parties herein.

27.  INDEPENDENT CONTRACTOR:
     -----------------------

     It is understood and agreed that the legal status of the Contractor, its agents, officers and employees under this CONTRACT is that of an independent Contractor, and in no manner shall they be deemed employees of the State, and therefore are not entitled to any of the benefits associated with such employment. The Contractor agrees, during the term of this CONTRACT, to maintain at Contractor's expense those benefits to which its employees would otherwise be entitled by law, including health benefits, and all necessary insurance for its employees, including worker's compensation, disability and unemployment insurance, and to provide CSCIC with certification of such insurance upon request. The Contractor remains responsible for all applicable federal, state and local taxes, and all FICA contributions.

28.  COOPERATION WITH THIRD PARTIES:
     -------------------------------

     The Contractor shall be responsible for coordinating and cooperating with any third parties including, but not limited to, suppliers or Subcontractors of CSCIC relating to the ordering, delivery and/or installation of product, or the provision of services.

29.  AMENDMENT:
     ----------

     Except as specifically provided herein, this CONTRACT may not be changed, altered or modified except by a written agreement signed by both Parties and, if necessary, approved by both the Attorney General and Comptroller of the State of New York.

30.  NOTICES:
     --------

     Any and all notifications, consents and other communications to CSCIC regarding the implementation, production, or operational production or operational processes or procedures of this CONTRACT shall be in writing.

31.  SEVERABILITY:
     -------------

     In the event that one or more of the provisions of this CONTRACT shall for any reason be declared unenforceable under the laws or regulations in force, such provision will not have any effect on the validity of the remainder of this CONTRACT, which shall then be construed as if such unenforceable provision was never contained in this CONTRACT.

32.  COMPLICANCE WITH EO127:
     -----------------------

     New York State Executive Order Number 127 (EO 127) provides for increased disclosure in the public procurement process through identification of persons or organizations whose function is to influence procurement contracts, public works agreements and real property transactions. In order to verify compliance with EO127 Contractor must accurately complete the required forms (1, 2 and 3) which are contained in Attachment L of CSCIC RFP 04-001.

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


     Contract Termination Provision

     The Agency/Authority reserves the right to terminate this contract in the event it is found that the certification filed by the Contractor in accordance with New York State Executive Order Number 127, signed by Governor Pataki on June 16, 2003, was intentionally false or intentionally incomplete. Upon such finding, the Agency/Authority may exercise its termination right by providing written notification to the Contractor in accordance with the written notification terms of the contract.


     IN WITNESS WHEREOF, this CONTRACT has been duly executed on the date and year set out below.

CONTRACT NUMBER: CSCIC # C002410

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


Agency Certification:

In addition to the acceptance of this CONTRACT, I, the undersigned official of the Office of Cyber Security and Critical Infrastructure Coordination, also certify that original copies of this signature page will be attached to all other exact copies of this CONTRACT.






STATE OF NEW YORK                                PLANGRAPHICS, INC.
OFFICE OF CYBER SECURITY AND CRITICAL            FEDERAL IDENTIFICATION NO:
INFRASTRUCTURE COORDINATION                      61-0954403

BY:     /S/ Thomas F Duffy                       BY:     /S/  John C. Antenucci

NAME:       Thomas F. Duffy                      NAME:

TITLE:      Deputy Director                      TITLE:  President & CEO

DATE:       11/11/04                             DATE:   Nov 3, 2004




         State of Kentucky                  )
                                            )  ss.:
         County of Franklin                 )


         On the 3rd day of November in the year 2004 before me personally came John Antenucci, to me known, who, being by me duly sworn, did depose and say that he resides at Frankfort, KY; that (S)he is the President & CEO of PlanGraphics, Inc., the corporation described in and which executed the above instrument; and that (s)he signed (her)his name thereto by authority of the board of directors of said corporation.

                                               Notary Public, State of Kentucky
                                                          No. 267051
         /S/ Leann S. Rodgers                  Qualified in Franklin County
         Notary Public                         Commission Expires April 8, 2008




Approved:

State Comptroller
By:               STAMP APPROVED
                 Dept of Audit & Control

Date:                  Jan 4, 2005
                  /S/ Illegible Signature
                  For the State Comptroller


Approved:

Office of the Attorney General
By:      STAMP APPROVED
       Remainder of Stamp Illegible

Date:      Illegible


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



                        CONTRACT Number: CSCIC # C0022410























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